Exhibit 10.5
Date:    November 15, 2004

To:      Aegis Assessments, Inc.

From:    Cogent Capital Corp.




                           SUBJECT: EQUITY SWAP TRANSACTION
                           --------------------------------


The purpose of this communication is to set forth the terms and conditions of the Swap transaction entered into on the Trade Date referred to below (the "Swap Transaction"), between Cogent Capital Corp., a Utah corporation ("Cogent" or "we") and Aegis Assessments, Inc., a Delaware corporation ("Aegis Assessments" or "you"). This communication constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

This Confirmation incorporates the definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions as published by the International Swaps and Derivatives Association, Inc. (the "Equity Definitions"). In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

1. This Confirmation will supplement, form a part of, and be subject to the ISDA Master Agreement dated as of November 15, 2004 between Aegis Assessments and Cogent (the "Master Agreement"). All provisions contained in, or incorporated by reference to, the Master Agreement shall govern this Confirmation except as expressly modified below. In the event of any inconsistency between the provisions of that Master Agreement and this Confirmation, this Confirmation shall prevail for the purpose of this Swap Transaction. In addition, this Confirmation shall itself evidence a complete and binding agreement between you and us as to the terms and conditions of the Swap Transaction to which this Confirmation relates.

Cogent and Aegis Assessments each represents that entering into the Swap Transaction is authorized and does not violate any laws of its jurisdiction of organization or residence or the terms of any agreement to which it is a party. Cogent and Aegis Assessments each represents that (i) it is not relying on the other party in connection with its decision to enter into this Swap Transaction, and neither party is acting as an advisor or fiduciary of the other party in connection with this Swap Transaction regardless of whether the other party provides it with market information or its views; (ii) it understands the risks of the Swap Transaction and any legal, regulatory, tax, accounting and economic consequences resulting therefrom; and (iii) it has determined based upon its own judgment and upon any advice received from its own professional advisors as it has deemed necessary to consult that entering into the Swap Transaction is appropriate for such party in light of its financial capabilities and objectives.



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2. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:


         Trade Date:           November 15, 2004

         Effective Date:       November 15, 2004

         Termination Date:     The earlier of: (i) April 29, 2008 and (ii) the
                               30th day after the Calculation Agent has determined that the Resale Condition (as defined below) has been satisfied with respect to all 4,000,000 of the Equity Shares (as defined below) or, if such day is not an Exchange
                               Business Day, the first Exchange Business Day thereafter; provided that, if the
                               Equity Option (as defined below) is exercised, then the Termination Date shall be the Expiration
                               Date of the Equity Option.

         Shares: Aegis Assessments, Inc. common shares ("AEGIS ASSESSMENTS") CUSIP number ___________

         Exchange:             The primary exchange on which the shares are
                               traded

         Related Exchange(s):  The primary exchange on which listed options or futures on  the Shares are traded.

         Knock-in Event:       Applicable.  The "Knock-in Event" shall occur at
                               the time that the disbursements contemplated by
                               Section 2 of the Escrow Agreement (as defined in the Schedule to the Master Agreement) have been completed, but only if such disbursements are completed on or before the Knock-in
                               Determination Day.

         Knock-in Determination Day: November 30, 2004

         Knock-out Event:       Applicable. The "Knock-out Event" shall occur if
                                the equity option evidenced by the Confirmation, dated November 15, 2004, between Aegis
                                Assessments and Cogent (the "Equity Option") is exercised by Aegis Assessments.

         Knock-out Price:       The "Knock-Out Price" shall equal the Final
                                Price as of the Termination Date (which shall be the Expiration Date of the Equity Option) and shall be determined in the manner provided below
                                (including the use of Averaging as specified below).

         Knock-out Reference Security:  Aegis Assessments, Inc. common shares
                                        ("AEGIS ASSESSMENTS")

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         Knock-out Determination Day(s):    October 10, 2006

         Knock-out Valuation Time:          The closing time on the Exchange

Equity Amounts payable by Cogent

         Equity Amount Payer:               Cogent

         Equity Amount Receiver:            Counterparty

         Equity Amount:                     An amount determined by the
                                            Calculation Agent as
                                            of the Valuation Time on the
                                            Valuation Date equal to the
                                            product of the Equity Notional
                                            Amount as of the day and the
                                            Rate of Return, provided that, if
                                            the Equity Amount is a negative
                                            number, then the Equity Amount
                                            Receiver will pay (in addition to
                                            any other amounts payable by the
                                            Equity Amount Receiver) to the
                                            Equity Amount Payer the absolute
                                            value of the Equity Amount on the
                                            Termination Date.

         Number of Shares:                  3,200,000 (subject to reduction as
                                            provided below)

         Equity Notional Amount:            Number of Shares multiplied by the
                                            Initial Price

         Equity Notional Reset:             Inapplicable

         Type of Return:                    Price Return

         Initial Price:                     $1.5625 per Share

         Final Price:                       For any Valuation Date, the average
                                            of the Relevant Prices
                                            for the Averaging Dates relating to
                                            that Valuation Date.

         Valuation Time:                    The closing time on the Exchange

         Valuation Date:                    The Termination Date

         Averaging Dates:                   For any Valuation Date, the ten
                                            trading days up to and
                                            including that Valuation Date

         Averaging Date Disruption:         Modified Postponement

         Relevant Price:                    For each Averaging Date, the average
                                            of the bid and ask
                                            price per Share as determined by the
                                            Calculation Agent at
                                            the Valuation Time on that Averaging
                                            Date.

Floating Amounts payable by Counterparty:

         Floating Amount Payer:             Counterparty

         Notional Amount:                   The Equity Notional Amount

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

         Payment Dates:                     Each monthly anniversary of the
                                            Trade Date prior to the
                                            Termination Date, and the
                                            Termination Date

         Floating Rate Option:              USD-LIBOR-BBA-2yr

         Spread:                            0.2%

         Floating Rate Day Count Fraction:  Actual/360

         Reset Dates:                                Valuation Dates

Initial Exchange Amount payable by Counterparty:

         Counterparty Initial                        $50,000
         Exchange Amount:

         Counterparty Initial
         Exchange Date:              November 30, 2004 or completion of Knock-In
                                     Event whichever is earlier.


Other Terms:

         Adjustment of
         Number of Shares:          If no Knock-out Event has occurred and the
                                    Equity Option has expired, and this
                                    Transaction has not been otherwise
                                    terminated, the Number of Shares shall be reduced as follows:

                    (i) If on the day occurring 27 months after the Trade Date, the Resale Condition (as defined below) is then satisfied with respect to not less than 1,333,333 of the Equity Shares (as defined below), the Number of Shares shall be reduced to 2,666,667 shares on the first Exchange Business Day thereafter, or, in the alternative,

                    (ii) If on the day occurring 30 months after the Trade Date, the Resale Condition is then satisfied with respect to not less than 1,866,667 Equity Shares, the Number of Shares shall be reduced to 2,133,333 shares on the first Exchange Business Day thereafter,

                    (iii) If on the day occurring 33 months after the Trade
                         Date, the Resale Condition is then satisfied with respect to not less than 2,400,000 Equity Shares, the Number of Shares shall be reduced to 1,600,000 shares on the first Exchange Business Day thereafter,

                    (iv) If on the day occurring 36 months after the Trade Date, the Resale Condition is then satisfied with respect to not less than 2,933,333 Equity Shares, the Number of Shares shall be reduced to 1,066,667 shares on the first Exchange Business Day thereafter, and


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

                    (v) If on the day occurring 39 months after the Trade Date, the Resale Condition is then satisfied with respect to not less than 3,466,667 Equity Shares, the Number of Shares shall be reduced to 533,333 shares on the first Exchange Business Day thereafter.

                    The "Resale Condition" shall be deemed satisfied as of any day with respect to the number of Equity Shares that, as of such day, are then subject to an effective resale registration statement under the Securities Act of 1933, as amended, with the holders of such shares being named therein as selling shareholders or fully eligible for resale under paragraph (k) of Rule 144 adopted under the Securities Act of 1933.

                    "Equity Shares" mean the shares originally purchased under the Subscription Agreements dated November 15, 2004
                    (the "Equity Shares") between Aegis Assessments and the investors named therein.


Settlement Terms:

         Cash Settlement:                   Applicable

         Settlement Currency:               USD

         Cash Settlement Payment Date:      USD Currency Business Days after the
                                            relevant Valuation Date

         Settlement Method Election:        Not Applicable

         Default Settlement Method:         Cash Settlement


Adjustments:

         Method of Adjustment:              Calculation Agent Adjustment


Extraordinary Events:


Consequences of Merger Events:

                  Share-for-Share:          Calculation Agent Adjustment

                  Share-for-Other:          Calculation Agent Adjustment

                  Share-for-Combined:       Calculation Agent Adjustment

         Determining Party:                 Cogent

Tender Offer:                               Applicable

Consequences of Tender Offers:

                  Share-for-Share:          Calculation Agent Adjustment

                  Share-for-Other:          Calculation Agent Adjustment

                  Share-for-Combined:       Component Adjustment

         Determining Party:                 Cogent

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Composition of Combined Consideration:      Applicable

Nationalization, Insolvency or Delisting:   Negotiated Close-out

         Determining Party:                          Cogent

Additional Disruption Events:

         Change in Law:                     Applicable

         Failure to Deliver:                Applicable

         Insolvency Filing:                 Applicable

         Determining Party:                          Cogent

Non-Reliance:                                        Applicable

Agreements and Acknowledgments
Regarding Hedging Activities:                        Not Applicable

Additional Acknowledgments:                          Applicable


4. Credit Support Annex:

     For purposes of Paragraph 13 of the Credit Support Annex to the Master Agreement, the "Independent Amount" for this Transaction shall equal the Equity Notional Amount.

5.  Additional Termination Events:

     The parties agree that, for purposes of the Master Agreement, an "Additional Termination Event" shall occur if the Resale Condition has not been satisfied with respect to all 4,000,000 of the Equity Shares by no later than April 10, 2008; and for purposes of that Additional Termination Event, Aegis Assessments shall be the sole Affected Party.

6. Calculation Agent:                                Cogent

7. Account Details:

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         Account for payments to Cogent:    To be provided.

         Account for payments to Aegis Assessments:  To be provided.

8. Relationship between the parties:

     (a) Except as expressly provided herein, each party acknowledges that in connection with entering into this Transaction, it has not entered into any agreements, arrangements or understandings with the other party or any related entity of such party in relation to timing or manner of any acquisition or disposal of any Shares, the voting rights attaching to any Shares or the management of the Issuer.

9. Governing Law: the laws of the State of New York (without reference to choice of law doctrine).

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us by facsimile at (801) 576-0583.





                                   Yours sincerely,

                                   Cogent Capital Corp.



                                   By: /s/Gregory L. Kofford
                                       ----------------------
                                       Gregory L. Kofford
                                       President



Confirmed as of the date first above written:

Aegis Assessments, Inc.



By:  /s/Eric D. Johnson
     ------------------
     Eric D. Johnson
     CEO

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